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EXHIBIT 99.3

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS

  Years ended December 31, 2000 and 1999

     As a result of the completion of the acquisitions of Diamond Cable Communications Limited ("Diamond") in March 1999, the Australian National Transmission Network ("NTL Australia") in April 1999, Cablelink Limited ("Cablelink") in July 1999, the "1G Networks" of France Telecom in August and December 1999, NTL Business Limited (formerly Workplace Technologies plc) ("NTL Business") in September 1999, the cable assets of the Cablecom Group ("Cablecom") in March 2000 and the consumer cable telephone, Internet and television operations of Cable & Wireless Communications plc ("CWC") (the operations acquired from CWC are called "ConsumerCo") in May 2000, the Company consolidated the results of operations of these businesses from the dates of acquisition.

     For the year ended December 31, 1999, certain revenues have been reclassified from business telecommunications to broadcast transmission and other and certain costs have been reclassified from operating expenses to selling, general and administrative expenses to conform to the 2000 classifications.

     Consumer telecommunications and television revenues increased to $1,819.8 million from $834.3 million as a result of acquisitions and from customer growth that increased the Company's current revenue stream. The 2000 and 1999 revenue includes $1,063.4 million and $167.1 million, respectively, from acquired companies. The Company's immediate goal is to drive the majority of revenue growth from ARPU increases rather than adding new customers; this allows the Company to maintain revenue targets, has a lower capital requirement due to fewer installations, and drives higher EBITDA as the Company reduces front-loaded costs such as customer acquisition costs and higher initial maintenance costs.

     Business telecommunications revenues increased to $702.2 million from $452.5 million as a result of acquisitions, customer growth and increases in carrier services revenues. The 2000 and 1999 revenue includes $234.3 million and $92.8 million, respectively, from acquired companies. The Company continues to focus specific sales and marketing effort on winning business customers in its franchise areas and promoting broadband for small businesses. Carrier services revenues increased due to growth in services provided by the Company's wholesale operation to other telephone companies. Revenue growth in carrier services is primarily dependent upon the Company's ability to continue to attract new customers and expand services to existing customers.

     Broadcast transmission and other revenues increased to $318.8 million from $297.3 million. Included in these amounts are revenues of $55.0 million and $40.0 million from NTL Australia in 2000 and 1999, respectively. The United Kingdom increase reflects increases in broadcast television and FM radio customers and accounts, which exceeded price cap reductions in the Company's regulated services, and increases in satellite and media services used by broadcast and media customers. The Company expects growth in broadcast services to be driven primarily by contracts related to the increased demand for tower infrastructure by wireless services operators expanding and upgrading their networks for wireless broadband, the privatization of national broadcast networks, the digitalization of analog television and radio signals and the further development of programming for the European markets requiring satellite and terrestrial distribution services.

     Operating expenses (including network expenses) increased to $1,387.6 million from $798.6 million as a result of increases in interconnection and programming costs due to customer growth. Operating expenses as a percentage of revenues declined to 48.8% from 50.4%. The 2000 and 1999 expense includes $649.6 million and $171.9 million, respectively, from acquired companies.

     Selling, general and administrative expenses increased to $1,109.1 million from $574.6 million as a result of increases in telecommunications and cable television sales and marketing costs and increases in additional

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personnel and overhead to service the increasing customer base. The 2000 and
1999 expense includes $483.4 million and $58.7 million, respectively, from acquired companies.

     Pursuant to the terms of various United Kingdom licenses, the Company incurred license fees paid to the Independent Television Commission ("ITC") to operate as the exclusive service provider in certain of its franchise areas. Upon a request by the Company in 1999, the ITC converted all of the Company's fee bearing exclusive licenses to non-exclusive licenses at the end of 1999, and the Company's liability for license payments ceased upon the conversion. Franchise fees were $16.5 million in 1999.

     In September 2000, the Board of Directors approved modifications to certain stock options granted to employees in November 1999 through May 2000. Options to purchase an aggregate of approximately 16.5 million shares of NTL Incorporated's common stock with a weighted average exercise price of $64.39 per share were modified such that the exercise price was reduced to $44.50 per share and the vesting schedule was delayed and/or lengthened. This change did not affect the exercise price of options granted to the Chairman of the Board, the President and Chief Executive Officer and the Company's Directors. In accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations, NTL Incorporated is accounting for these options as a variable plan beginning in September 2000. The Company will recognize non-cash compensation expense for the difference between the quoted market price of NTL Incorporated's common stock and the exercise price of the vested options while the options remain outstanding. There was no compensation expense recognized in the year ended December 31, 2000 as a result of these option modifications.

     Other charges of $92.7 million in 2000 include restructuring costs of $65.9 million and information technology integration costs of $26.8 million. Restructuring costs relate to NTL Incorporated's announcement in November 2000 of its completion of a consolidation review. Based on a comprehensive review of the combined company following the Company's acquisition of ConsumerCo in May 2000 and the integration of several other acquired businesses, NTL Incorporated identified significant efficiency improvements and cost savings. The Company's restructuring provision includes employee severance and related costs of $47.9 million for approximately 2,300 employees to be terminated and lease exit costs of $18.0 million. As of December 31, 2000, approximately 360 of the employees had been terminated. None of the provision had been utilized through December 31, 2000. The information technology integration costs of $26.8 million were incurred for the integration of acquired companies' information technology. Other charges of $16.2 million in 1999 were incurred for the cancellation of certain contracts.

     Corporate expenses increased to $38.2 million from $29.4 million due to an increase in various overhead costs.

     Depreciation and amortization expense increased to $2,122.8 million from $791.3 million due to an increase in depreciation of telecommunications and cable television equipment. The 2000 and 1999 expense includes $1,481.1 million and $215.9 million, respectively, from acquired companies, including amortization of acquisition related intangibles.

     Interest income and other, net decreased to expense of $9.4 million from income of $49.4 million as a result of increases in the net losses of affiliates accounted for by the equity method and decreases in interest income.

     Interest expense increased to $1,036.8 million from $680.7 million due to the issuance of additional debt, and the increase in the accretion of original issue discount on the deferred coupon notes. The 2000 and 1999 expense includes $380.4 million and $134.5 million, respectively, related to acquisitions. Interest of $590.1 million and $222.1 million was paid in the years ended December 31, 2000 and 1999, respectively.

     Foreign currency transaction (losses) gains decreased to losses of $122.5 million from gains of $12.7 million primarily due to the effect of unfavorable changes in exchange rates. The Company's results of operations are impacted by changes in foreign currency exchange rates as follows. The Company and certain of its subsidiaries have cash, cash equivalents and debt denominated in foreign currencies that are affected by changes in exchange rates. In addition, foreign subsidiaries of the Company whose functional currency is not

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the U.S. dollar hold cash, cash equivalents and debt denominated in U.S. dollars which are affected by changes in exchange rates.

     The Company recorded an extraordinary loss from the early extinguishment of debt of $3.0 million in 1999 as a result of the repayment of the bridge loan incurred in connection with the Cablelink acquisition.

  Years ended December 31, 1999 and 1998

     As a result of the completion of the acquisitions of ComTel in June and September 1998, NTL (Triangle) LLC (formerly Comcast U.K. Cable Partners Limited) ("NTL Triangle") in October 1998, EGT in December 1998, Diamond in March 1999, NTL Australia in April 1999, Cablelink in July 1999, the "1G Networks" of France Telecom in August and December 1999 and NTL Business in September 1999, the Company consolidated the results of operations of these businesses from the dates of acquisition. The results of these businesses are not included in the 1998 results except for the results of operations of ComTel, NTL Triangle and EGT from the dates of acquisition.

     For the years ended December 31, 1999 and 1998, certain revenues have been reclassified from business telecommunications to broadcast transmission and other and certain costs have been reclassified between selling, general and administrative expenses and operating expenses to conform to 2000 classifications.

     Consumer telecommunications and television revenues increased to $834.3 million from $355.6 million as a result of acquisitions and from customer growth that increased the Company's current revenue stream. The 1999 and 1998 revenue includes $471.9 million and $74.2 million, respectively, from acquired companies.

     Business telecommunications revenues increased to $452.5 million from $157.7 million as a result of acquisitions, customer growth and increases in carrier service revenues. The 1999 and 1998 revenue includes $200.8 million and $8.5 million, respectively from acquired companies. Carrier services revenues increased due to growth in telephone services provided by the Company's wholesale operation to other telephone companies. Revenue growth in carrier services is primarily dependent upon the Company's ability to continue to attract new customers and expand services to existing customers.

     Broadcast transmission and other revenues increased to $297.3 million from $231.3 million due to revenues of $40.0 million from NTL Australia in 1999, from increases in broadcast television and FM radio customers and accounts, which exceeded price cap reductions in the Company's regulated services and from increases in satellite and media services used by broadcast and media customers.

     Other telecommunications revenues decreased to zero from $2.4 million due to the sales of the assets of the Company's wholly-owned subsidiary, OCOM Corporation, to AirTouch Communications, Inc. and to Cellular Communications of Puerto Rico, Inc. during 1998.

     Operating expenses increased to $798.6 million from $400.9 million as a result of increases in interconnection costs and programming costs due to customer growth. The 1999 and 1998 expense includes $360.0 million and $51.1 million, respectively, from acquired companies.

     Selling, general and administrative expenses increased to $574.6 million from $270.7 million as a result of increases in telecommunications and cable television sales and marketing costs and increases in additional personnel and overhead to service the increasing customer base. In addition, $47.4 million of the increase was due to the new national brand and advertising campaign, which began in the second quarter of 1999 and continued into 2000. The 1999 and 1998 expense includes $222.1 million and $25.1 million, respectively, from acquired companies.

     Pursuant to the terms of various United Kingdom licenses, the Company incurred license fees paid to the ITC to operate as the exclusive service provider in certain of its franchise areas. Upon a request by the Company in 1999, the ITC converted all of the Company's fee bearing exclusive licenses to non-exclusive licenses by the end of 1999, and the Company's liability for license payments ceased upon the conversion. Franchise fees decreased to $16.5 million from $25.0 million due to the reversal of the accrued liability for franchise fees of $13.6 million. The 1999 amount includes Diamond franchise fees of $5.0 million.

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     Other charges of $16.2 million in 1999 were incurred for the cancellation of certain contracts. Other charges of $4.2 reversed in 1998 were the result of changes to a restructuring reserve that was recorded in 1997.

     Corporate expenses increased to $29.4 million from $17.1 million due to an increase in various overhead costs.

     Depreciation and amortization expense increased to $791.3 million from $266.1 million due to an increase in depreciation of telecommunications and cable television equipment. The 1999 and 1998 expense includes $430.1 million and $45.9 million, respectively, from acquired companies, including amortization of acquisition related intangibles.

     Interest expense increased to $680.7 million from $328.8 million due to the issuance of additional debt, and the increase in the accretion of original issue discount on the deferred coupon notes. The 1999 expense includes $184.8 million from acquired companies. Interest of $222.1 million and $118.3 million was paid in the years ended December 31, 1999 and 1998, respectively.

     Other gains of $493.1 million in 1999 are from the sale of the Company's investment in Cable London.

     Foreign currency transaction gains increased to $12.7 million from $4.2 million primarily due to the effect of favorable changes in the exchange rates on the Company's pound sterling and Euro denominated notes in 1999.

     The Company recorded an extraordinary loss from the early extinguishment of debt of $3.0 million in 1999 as a result of the repayment of the bridge loan incurred in connection with the Cablelink acquisition. The Company recorded an extraordinary loss from the early extinguishment of debt of $30.7 million in 1998 as a result of the redemption of the 10 7/8% Notes and the repayment of a bank loan.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 was required to be adopted retroactive to January 1, 2000. The adoption of SAB 101 had no significant effect on revenues or results of operations.

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138. The new accounting standard requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in the results of operations or in other comprehensive income (loss), depending on whether a derivative is designated as a fair value or cash flow hedge. The ineffective portion of all hedges will be recognized in the results of operations.

     On January 1, 2001, the Company recorded all of its outstanding derivative instruments at their fair value. The outstanding derivative instruments were comprised of cross currency swaps to hedge exposure to movements in the British pound/U.S. dollar exchange rate, and a number of zero cost collars to hedge exposure to floating interest rates on certain of its debt. The aggregate fair value on January 1, 2001 was a liability of $9.0 million, of which $6.8 million was recorded as an expense and $2.2 million was recorded as other comprehensive loss.

LIQUIDITY AND CAPITAL RESOURCES

     The Company will continue to require significant amounts of capital to finance construction of its local and national networks, for connection of telephone, telecommunications, Internet and cable television customers to the networks, for other capital expenditures and for debt service. The Company estimates that these requirements, net of cash from operations, will aggregate up to approximately $2,400.0 million in 2001. The Company's commitments at December 31, 2000 for equipment and services through 2001 of approximately
$390.0 million are included in the anticipated requirements. The Company had approximately $509.9
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million in cash and securities on hand at December 31, 2000. The Company expects to utilize the proceeds from the issuance of notes in January and February 2001 and a portion of its bank facilities to fund the balance of these requirements.

     In January 2001, NTL Communications Corp. ("NTL Communications") issued E200.0 million ($187.8 million) principal amount of 12 3/8% Senior Notes due 2008. In February 2001, NTL Communications issued an additional E100.0 million principal amount of 12 3/8% Senior Notes due 2008 at a price of 101.0% of the aggregate principal amount at maturity, plus accrued interest, or E101.5 million ($95.3 million) (together, the "2001 Euro Notes"). The underwriter's discount and commissions were E6.8 million ($6.4 million). Interest is payable semiannually in cash at the rate of 12 3/8% per annum beginning on August 1, 2001. The 2001 Euro Notes may not be redeemed by the Company except in limited circumstances.

     NTL Business and NTL Communications Limited ("NTLCL"), wholly-owned indirect subsidiaries of the Company, have the option to draw on the unused portion of the L2,500.0 million ($3,738.8 million) commitment amounting to L222.8 million ($333.2 million) at December 31, 2000. The unused portion of the commitment is available for refinancing ConsumerCo indebtedness and for working capital requirements of the UK Group, as defined. For purposes of this credit agreement, Diamond and subsidiaries, NTL Triangle and subsidiaries and certain other entities are excluded from the UK Group.

     NTLCL entered into a L1,300.0 million ($1,944.2 million) credit agreement with a group of banks dated May 30, 2000. Pursuant to the credit agreement, in connection with the issuance in October 2000 of $500.0 million aggregate principal amount of NTL Communications 11 7/8% notes, and the issuance in January and February 2001 of E300.0 million aggregate principal amount of NTL Communications 2001 Euro Notes, the commitment was reduced by L255.1 million ($381.4 million). As of December 31, 2000, there were no amounts borrowed under this agreement. NTLCL and other members of the UK Group (as defined above) may utilize the proceeds under this credit agreement to finance the working capital requirements of the UK Group, provided that in no event shall the proceeds be used for a purpose other than to finance the construction, capital expenditure and working capital needs of a cable television or telephone or telecommunications business, or a related business, in the United Kingdom or Ireland. Interest is payable at least every six months at LIBOR plus a margin rate of 4.5% per annum. The margin rate shall increase by 0.5% on the three month anniversary of the initial advance and by an additional 0.5% on each subsequent three month anniversary, up to a maximum total interest rate of 16% per annum. The unused portion of the commitment is subject to a commitment fee of 0.75% payable quarterly. Principal is due in full on March 31, 2006.

     Cablecom has the option to draw on a revolving loan facility of up to CHF 1,400.0 million ($864.1 million). The revolving facility is intended to finance operating expenses, working capital and other capital expenditures of Cablecom and subsidiaries and for their general corporate financing requirements. As of December 31, 2000, Cablecom had borrowed CHF 520.0 million ($320.9 million) under the revolving loan facility with an effective interest rate of 6.02%. The revolving facility is available until May 2003. The interest rate, interest payment requirements and principal payments for the revolving facility are the same as for the term loan facility. The revolving facility includes a commitment fee of 0.75% payable quarterly on the unused portion of the revolving facility commitment, which is reduced to 0.50% when over 50% of the commitment is utilized.

     Regarding the Company's estimated cash requirements described above, there can be no assurance that: (a) actual construction costs will not exceed the amounts estimated or that additional funding substantially in excess of the amounts estimated will not be required, (b) conditions precedent to advances under credit facilities will be satisfied when funds are required, (c) the Company and its subsidiaries will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required, (d) the Company will be able to access such cash flow or (e) the Company will not incur losses from its exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations.

     A wholly-owned subsidiary of the Company, Premium TV Limited, has entered into media partnerships with United Kingdom football clubs whereby Premium TV Limited will receive certain marketing and sponsorship rights. Premium TV Limited will provide loan facilities to the clubs, repayable through the issue of shares in the football clubs, as well as provide funding to joint ventures with the clubs. At December 31,
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2000, the aggregate commitment was L56.8 million ($84.9 million). In addition,
Premium TV Limited expects to pay fees of up to L59.0 million ($88.2 million) over five years for the right to enter into a joint venture with the Football League to set-up an Internet portal for all 72 Football League clubs who wish to participate.

     In August 2000, NTL Incorporated announced that it had signed an agreement in partnership with Morgan Stanley Dean Witter Private Equity to buy France Telecom's 49.9% stake in Noos, the leading broadband company in France offering cable television, telephony and Internet services. Pursuant to the agreement, NTL Incorporated will acquire 27% of Noos for approximately $627.0 million. However, definitive documentation has not yet been executed regarding the transaction and there can be no assurance that agreement will be reached on such documentation.

     The accreted value at December 31, 2000 of the Company's consolidated long-term indebtedness is $15,044.1 million, representing approximately 59.1% of total capitalization. The following summarizes the terms of the significant credit facilities and notes issued by the Company and its subsidiaries.

NTL Delaware:

 (1) 5 3/4% Convertible Subordinated Notes due December 15, 2009, principal amount at maturity of $1,200.0 million, interest payable semiannually from June 15, 2000, redeemable at the Company's option on or after December 18, 2002, convertible into shares of NTL Incorporated's common stock at a conversion price of $108.18 per share;

NTL Business and NTLCL:

 (2) Credit Agreement of L2,500.0 million ($3,738.3 million), of which L2,277.2 million ($3,405.6 million) was outstanding at December 31, 2000, interest payable at least every six months at LIBOR plus a margin rate of 2.25% per annum, which is subject to adjustment, effective interest rate of 8.283% at December 31, 2000, the unused portion of the commitment is subject to a commitment fee of 0.75% payable quarterly, which is reduced to 0.50% when over 50% of the commitment is utilized, principal is due in six quarterly installments beginning on June 30, 2004;

 (3) Credit Agreement of L1,300.0 million ($1,944.2 million) of NTLCL, no amounts were outstanding as of December 31, 2000, amount available after commitment reduction is L1,044.9 million ($1,562.8 million);

Cablecom:

 (4) Term Loan Facility of CHF 2,700.0 million ($1,666.4 million), interest payable at least every six months at Swiss LIBOR plus a margin rate of 2.5% per annum, which is subject to adjustment after March 2001, effective interest rate of 6.03% at December 31, 2000, principal is due over six years in quarterly installments beginning on March 31, 2004;

 (5) Revolving Facility of CHF 1,400.00 million ($864.1 million), of which CHF
     520.0 million ($320.9 million) was outstanding at December 31, 2000, interest payable at least every six months at Swiss LIBOR plus a margin rate of 2.5% per annum, which is subject to adjustment after March 2001, effective interest rate of 6.02% at December 31, 2000, the unused portion of the commitment is subject to a commitment fee of 0.75% payable quarterly, which is reduced to 0.50% when over 50% of the commitment is utilized, principal is due over six years in quarterly installments beginning on March 31, 2004;

NTL Communications:

 (6) 12 3/4% Senior Deferred Coupon Notes due April 15, 2005, principal amount at maturity of $277.8 million, interest payable semiannually from October 15, 2000, redeemable at the Company's option on or after April 15, 2000;

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 (7) 11 1/2% Senior Deferred Coupon Notes due February 1, 2006, principal amount at maturity of $1,050.0 million, interest payable semiannually beginning on August 1, 2001, redeemable at the Company's option on or after February 1, 2001;

 (8) 10% Senior Notes due February 15, 2007, principal amount at maturity of $400.0 million, interest payable semiannually from August 15, 1997, redeemable at the Company's option on or after February 15, 2002;

 (9) 9 1/2% Senior Sterling Notes due April 1, 2008, principal amount at maturity of L125.0 million ($186.9 million), interest payable semiannually from October 1, 1998, redeemable at the Company's option on or after April 1, 2003;

(10) 10 3/4% Senior Deferred Coupon Sterling Notes due April 1, 2008, principal amount at maturity of L300.0 million ($448.7 million), interest payable semiannually beginning on October 1, 2003, redeemable at the Company's option on or after April 1, 2003;

(11) 9 3/4% Senior Deferred Coupon Notes due April 1, 2008, principal amount at maturity of $1,300.0 million, interest payable semiannually beginning on October 1, 2003, redeemable at the Company's option on or after April 1, 2003;

(12) 9 3/4% Senior Deferred Coupon Sterling Notes due April 15, 2009, principal amount at maturity of L330.0 million ($493.5 million), interest payable semiannually beginning on October 15, 2004, redeemable at the Company's option on or after April 15, 2004;

(13) 11 1/2% Senior Notes due October 1, 2008, principal amount at maturity of $625.0 million, interest payable semiannually from April 1, 1999, redeemable at the Company's option on or after October 1, 2003;

(14) 12 3/8% Senior Deferred Coupon Notes due October 1, 2008, principal amount at maturity of $450.0 million, interest payable semiannually beginning on April 1, 2004, redeemable at the Company's option on or after October 1, 2003;

(15) 7% Convertible Subordinated Notes due December 15, 2008, principal amount at maturity of $599.3 million, interest payable semiannually from June 15, 1999, convertible into shares of NTL Incorporated's common stock at a conversion price of $39.20 per share, redeemable at the Company's option on or after December 15, 2001;

(16) 9 1/4% Senior Euro Notes due November 15, 2006, principal amount at maturity of E250.0 million ($234.7 million), interest payable semiannually from May 15, 2000;

(17) 9 7/8% Senior Euro Notes due November 15, 2009, principal amount at maturity of E350.0 million ($328.6 million), interest payable semiannually from May 15, 2000, redeemable at the Company's option on or after November 15, 2004;

(18) 11 1/2% Senior Deferred Coupon Euro Notes due November 15, 2009, principal amount at maturity of E210.0 million ($197.1 million), interest payable semiannually beginning on May 15, 2005, redeemable at the Company's option on or after November 15, 2004;

(19) 11 7/8% Notes due October 1, 2010, principal amount at maturity of $500.0 million, interest payable semiannually beginning on April 1, 2001, redeemable at the Company's option on or after October 1, 2005;

(20) 12 3/8% Senior Euro Notes due February 1, 2008; principal amount at maturity E300.0 million, interest payable semiannually beginning on August 1, 2001;

NTL Triangle:

(21) 11.2% Senior Discount Debentures due November 15, 2007, principal amount at maturity of $517.3 million, interest payable semiannually beginning on May 15, 2001, redeemable at NTL Triangle's option after November 15, 2000;
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Diamond:

(22) 13 1/4% Senior Discount Notes due September 30, 2004, principal amount at maturity of $285.1 million, interest payable semiannually from March 31, 2000, redeemable at Diamond's option after September 30, 1999;

(23) 11 3/4% Senior Discount Notes due December 15, 2005, principal amount at maturity of $531.0 million, interest payable semiannually beginning on June 15, 2001, redeemable at Diamond's option on or after December 15, 2000;

(24)10 3/4% Senior Discount Notes due February 15, 2007, principal amount at maturity of $420.5 million, interest payable semiannually beginning on August 15, 2002, redeemable at Diamond's option on or after December 15, 2002;

(25) 10% Senior Sterling Notes due February 1, 2008, issued by Diamond Holdings plc, a wholly-owned subsidiary of Diamond, principal amount at maturity of L135.0 million ($201.9 million), interest payable semiannually from August 1, 1998, redeemable at Diamond's option on or after February 1, 2003; and

(26) 9 1/8% Senior Notes due February 1, 2008, issued by Diamond Holdings plc, principal amount at maturity of $110.0 million, interest payable semiannually from August 1, 1998, redeemable at Diamond's option on or after February 1, 2003.

     Management does not anticipate that the Company and its subsidiaries will generate sufficient cash flow from operations to repay at maturity the entire principal amount of the outstanding indebtedness of the Company and its subsidiaries. Accordingly, the Company may be required to consider a number of measures, including: (a) refinancing all or a portion of such indebtedness, (b) seeking modifications to the terms of such indebtedness, (c) seeking additional debt financing, which may be subject to obtaining necessary lender consents, (d) seeking additional equity financing, or (e) a combination of the foregoing.

     The Company's operations are conducted through its direct and indirect wholly-owned subsidiaries. As a holding company, the Company holds no significant assets other than cash, securities and its investments in and advances to its subsidiaries. The Company's ability to pay cash dividends to NTL Incorporated may be dependent upon the receipt of sufficient funds from its subsidiaries. The Company's wholly-owned subsidiary, NTL Communications, is also a holding company that conducts its operations through its respective subsidiaries. Accordingly, NTL Communications' ability to make scheduled interest and principal payments when due to holders of its indebtedness may be dependent upon the receipt of sufficient funds from its subsidiaries.

CONSOLIDATED STATEMENTS OF CASH FLOWS

     Cash (used in) provided by operating activities was $(390.0) million and $53.6 million in the years ended December 31, 2000 and 1999, respectively. Cash paid during the year for interest exclusive at amounts capitalized was $495.0 million and $180.3 million in 2000 and 1999, respectively. The remainder of this change is primarily due to the increase in the net loss and changes in working capital as a result of the timing of receipts and disbursements.

     Purchases of fixed assets were $2,257.0 million in 2000 and $1,211.3 million in 1999 as a result of the continuing fixed asset purchases and construction, including purchases and construction by acquired companies.

     Acquisitions, net of cash acquired of $10,940.0 million, proceeds from borrowings, net of financing costs of $6,870.1 million and proceeds from issuance of redeemable preferred stock of $1,850.0 million in 2000 were primarily for the acquisitions of Cablecom and ConsumerCo including the term loan facility and the credit agreement entered into with groups of banks and the preferred stock issued to France Telecom and certain commercial banks. Included in proceeds from borrowings, net of financing costs, is $1,353.0 million of borrowings under credit facilities that was not related to acquisitions. Included in principal payments is $1,197.5 million of repayments of amounts borrowed under credit agreements.
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

     The cash used for other assets of $488.9 million in 2000 was primarily for investments in and loans to unconsolidated entities.

 "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
                                     1995:

     Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used in this Form 10-K, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Registrant, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, among others: general economic and business conditions, industry trends, the Registrant's ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment and availability, terms and deployment of capital.

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